SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


                                  March 3, 2003
                   Date of Report (Date of Earliest Reported)


                               Secured Data, Inc.
                            (Formally EnterNet, Inc.)
             (Exact name of registrant as specified in its charter)


   Nevada                         0-32253                       86-0650264
 (State of                      (Commission                  (I.R.S. Employer
Incorporation)                  File Number)              Identification Number)


                     1808 East Alameda, Tempe, Arizona 85282
           (Address of Principal Executive Offices Including Zip Code)


                                 (480) 540 4009
                         (Registrant's Telephone Number)


                      14746 N. 78th Way Phoenix, AZ 85260)
          (Former Name or Former Address, if Changed From Last Report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The certifying accountant, Tanner + Co, has resigned as of January 24, 2003. The company, because of some confusion as to the address did not become aware of the resignation until March 1, 2003. The accountants' report on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, nor were any reports on the Registrant's financial statements qualified or modified as to uncertainty, audit scope, or accounting principles, except that their opinion did contain a going concern qualification and such financial statements did not contain any adjustments for uncertainties stated therein.

     During the registrant's two most recent fiscal years and any subsequent interim period proceeding said withdrawal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing further to report under Item 304(a)(1) or (iv) (B) through (E).

     The registrant on, March 3, 2003 retained, Epstein, Weber & Conover, PLC of Scottsdale Arizona as its principal accountant. Neither the registrant nor anyone on its staff has consulted Epstein, Weber & Conover, PLC, during the two most recent past fiscal years, and any later interim period, regarding any matter for which reporting is required under regulation SB, Item 304(a) (2) (i) or (ii) and the related instructions. The Board of Directors approved the appointment of Epstein, Weber & Conover, PLC

ITEM 5. OTHER EVENTS

     The registrant has changed its address from 14746 N. 78th Way Phoenix, AZ 85260 to 1808 East Alameda, Tempe, Arizona 85282.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

     16.1 Letter from former auditor.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 3, 2003                         Secured Data, Inc.

                                            By: /s/ Craig Robson
                                               -------------------------
                                               Craig Robson
                                            Its: President and CEO